Exhibit 99.1
BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME, INC. COMPLETES EXCHANGE OFFER FOR
REVOLVING LINE OF CREDIT NOTES

ALAMEDA, CA, August 24, 2009 – BioTime, Inc. (OTCBB: BTIM) announced today that it has completed an Exchange Offer to the holders of notes issued under its revolving line of credit agreement.  BioTime issued 1,989,515 common shares and warrants to purchase 100,482 common shares in exchange for notes in the aggregate principal amount of $3,349,259.  BioTime also paid interest in the aggregate amount of $294,351 on the notes tendered in the exchange offer.

The warrants issued in the exchange offer are exercisable at a price of $2.00 per share, subject to adjustment under the terms of a Warrant Agreement governing the warrants, and will expire at 5:00 p.m., New York time, on October 31, 2010.

Revolving credit notes in the amount of $150,000 remain outstanding and will be payable with accrued interest upon maturity on December 1, 2009 unless converted into equity by the note holders per the terms of the revolving line of credit agreement.  BioTime has no other outstanding indebtedness other than accounts payable and similar contractual obligations arising in the ordinary course of business.

“The conversion of the revolving line of credit to shareholders’ equity earlier than required under its revolving line of credit agreement is consistent with BioTime’s goal of listing on a national exchange,” said Michael D. West, BioTime’s CEO. “This exchange of debt to equity leaves BioTime essentially debt-free and with cash reserves of approximately $8,000,000 as of July 31, 2009.  Together with the $4,700,000 grant awarded from the California Institute of Regenerative Medicine and revenues from marketed products, BioTime has sufficient capital to execute the next several phases of our business plan even prior to the conversion of our outstanding warrants, which has the potential to add over $25 million of additional cash to our balance sheet.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  In addition to its stem cell products, BioTime markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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